UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 7, 2026
THE TRADE DESK, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37879	27-1887399
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
42 N. Chestnut Street
Ventura, California 93001
(Address of principal executive offices) (Zip Code)
(805) 585-3434
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.000001 per share	TTD	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2026, the board of directors (the “Board”) of The Trade Desk, Inc. (the “Company”) appointed Penry Price to the Board as a Class II director, to serve on the audit committee of the Board (the “Audit Committee”) and to serve as a member and chair of the compensation committee of the Board (the “Compensation Committee”), in each case effective July 9, 2026. Mr. Price was appointed to a newly created vacancy on the Board resulting from an increase in the size of the Board from six (6) directors to seven (7) directors.

As a result of his appointment to the Board, Mr. Price will be entitled to participate in the Company’s non-employee director compensation program (the “Program”). Pursuant to the Program, Mr. Price will be entitled to receive annual compensation of $50,000 for his service on the Board, $12,500 for his service on the Audit Committee and $50,000 for his service as chair of the Compensation Committee. Additionally, pursuant to the Program and under the Company’s 2025 Incentive Award Plan, Mr. Price will be eligible to receive (i) an initial equity grant valued at $290,000, which he may elect to receive in the form of restricted stock, restricted stock units, stock options or a mix of one-half restricted stock or restricted stock units and one-half options, which will generally vest in substantially equal quarterly installments over the three-year period following the grant, and (ii) an annual equity grant of $290,000, prorated from the date of appointment to the Company’s next annual meeting of stockholders, which he may elect to receive in the form of restricted stock, restricted stock units, stock options or a mix of one-half restricted stock or restricted stock units and one-half options, which will vest in full on the date of the Company’s next annual meeting of stockholders. The Company will also enter into an indemnification agreement with Mr. Price in substantially the same form entered into with the other directors of the Company.

There are no arrangements or understandings between Mr. Price, on the one hand, and any other persons, on the other hand, pursuant to which Mr. Price was selected as a director. Mr. Price is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Price has no family relationship with any director or executive officer of the Company. A copy of the press release announcing Mr. Price’s appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.
(d)    The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press release of the Company, dated July 13, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRADE DESK, INC.

Date: July 13, 2026	By:	/s/ Jay R. Grant
Jay R. Grant
Chief Legal Officer